UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K/A
(Amendment No. 1)

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CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 5, 2013 (June 6, 2013)
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TIVO INC.
(Exact name of registrant as specified in its charter)
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Delaware	000-27141	77-0463167
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2160 Gold Street,
Alviso, California	95002
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (408)519-9100

(Former name or former address, if changed since last report.)
_______________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement.
Settlement and Patent License Agreements
On July 5, 2013, TiVo Inc. (“TiVo”) entered into settlement and patent license agreements described in the Form 8-K filed on June 6, 2013. As finalized, there are two agreements: (1) one agreement between TiVo, Cisco Systems, Inc. (“Cisco”) and Google Inc. (“Google”) (the “Cisco & Google Agreement”), and (2) one agreement between TiVo and ARRIS Group, Inc. (“Arris”) (the “Arris Agreement”).
Under the Cisco & Google Agreement and the Arris Agreement, the parties have agreed to settle and dismiss with prejudice (except with respect to patent invalidity claims, which are to be dismissed without prejudice) all outstanding litigation between them (as described in TiVo's periodic reports filed with the Securities and Exchange Commission (the "Commission")).
Under the Cisco & Google Agreement:

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TiVo will be paid a single lump sum of $490,000,000. Such amount will be paid by Cisco and Google to an escrow agent within 30 days of July 2, 2013. Once paid to the escrow agent, TiVo will file motions to dismiss the outstanding litigation. The escrow agent will pay such amount to TiVo upon dismissal of the outstanding litigation (which will include a dismissal without prejudice with respect to Time Warner Cable).

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TiVo & Cisco and TiVo & Google have agreed to grant each other licenses under all their patents to make, have made, use, sell, offer to sell and import products in the video field (as defined in the Agreement), subject to certain limitations and exclusions. The licenses granted by TiVo to Cisco and Google under U.S. Patent Nos. 6,233,389, 7,529,465, 6,792,195, and 7,493,015 (the “TiVo patents-in-suit”) and certain related patents are perpetual. The other licenses granted by TiVo to Google and from Google to TiVo will expire on July 31, 2018. The other licenses granted by TiVo to Cisco and from Cisco to TiVo will expire on July 2, 2023, when the agreement expires.

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TiVo & Cisco and TiVo & Google have agreed to provide each other with certain releases from infringement claims with respect to their patents, as well as from all claims asserted, or that could have been asserted, in the outstanding litigation.

•	TiVo & Cisco and TiVo & Google have agreed, until July 2, 2018, not to assert patent infringement claims directed to the other's products, subject to certain limited exclusions.
Similar to prior settlements, the timing of TiVo's revenue recognition for the settlement payment will differ from its receipt of the cash payment. TiVo expects that it will recognize a portion of the lump sum payment as consideration for past damages in the quarter ended July 31, 2013, with the remaining amount to be recognized as licensing revenue in future periods commensurate with the licenses granted.
Under the Arris Agreement:

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TiVo has agreed to grant Arris a license under the TiVo patents-in-suit to make, have made, use, sell, offer to sell and import products in the video field (as defined in the Agreement), subject to certain limitations and exclusions.

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TiVo also agreed to provide Arris with a release from infringement claims with respect to the TiVo patents-in-suit, as well as from all claims asserted, or that could have been asserted, in the outstanding litigation.

•	The licenses and releases extend to certain customers, including Time Warner Cable, with respect to licensed products.

•	The Arris Agreement will expire on the date of the expiration of the last to expire of the TiVo patents-in-suit.
The foregoing description of the agreements is qualified in its entirety by reference to the full text of the Cisco & Google Agreement and the Arris Agreement, each of which will be filed with the Commission as exhibits to TiVo's Form 10-Q for the quarter ending July 31, 2013 and are incorporated by reference herein. TiVo intends to seek confidential treatment of certain terms of the agreements in connection with its filing in accordance with the procedures of the Commission.
This current report contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to, among other things, the receipt of money in connection with the settlement of its patent litigation with Arris, Cisco, Time Warner Cable, and Google, TiVo's expectations that its revenue recognition for the settlement payments will differ from its receipt of cash payments and that TiVo expects to recognize a portion of the lump sum payment as consideration for past damages and the rest as license revenue in future periods over the duration of the licenses granted. Forward-looking statements generally can be identified by the use of forward-looking terminology such as, "believe," "expect," "may," "will," "intend," "estimate," "continue," or similar expressions or the negative of those terms or expressions. Such statements involve risks and uncertainties, which could cause actual results to vary materially from those expressed in or indicated by the forward-looking statements. Factors that may cause actual results to differ materially include delays in development, competitive service offerings and lack of market acceptance, as well as the other potential factors described under "Risk Factors" in TiVo's public reports filed with the Securities and Exchange Commission, including TiVo's Annual Report on Form 10-K for the fiscal year ended January 31, 2013, as amended, our Quarterly Reports on Form 10-Q for the period ended April 30, 2013 and Current Reports on Form 8-K. TiVo cautions you not to place undue reliance on forward-looking statements, which reflect an analysis only and speak only as of the date hereof. TiVo disclaims any obligation to update these forward-looking statements.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
TIVO INC.

Date: July 11, 2013	By:	/s/ Naveen Chopra
Naveen Chopra
Chief Financial Officer
(Principal Financial Officer)